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                                                                   EXHIBIT 10.41


            AMENDMENT NUMBER ONE TO EQUIPMENT LEASE AGREEMENT BETWEEN
                   MERCY MEDICAL CENTER AND GK FINANCING, LLC


        This AMENDMENT NUMBER ONE TO EQUIPMENT LEASE AGREEMENT (the "Amendment") is dated effective as of September 13, 2001, by and between GK FINANCING, LLC, a California limited liability company ("GKF"), and MERCY MEDICAL CENTER, a non-profit New York corporation ("Hospital"), with reference to the following facts:

                                 R E C I T A L S

        A. Reference is made to a certain Equipment Lease Agreement dated September 13, 2001 (as amended, the "Agreement"), between GKF and Hospital.

        B. GKF and Hospital desire to amend the Agreement as provided below.

                                A G R E E M E N T

        NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Agreement.

        2. Equipment Relocation. Should Hospital request to relocate the Equipment from the location which the Equipment is first operational, to a different location at the Site ("Different Location") or a new site ("New Site") and GKF approves in advance in writing of Equipment relocation, Hospital at its sole cost and expense shall be responsible for and assume all risks in connection with said relocation of the Equipment. Said relocation costs and expenses shall include, but not be limited to preparation of all plans and specifications and construction and improvement of the Different Location or New Site in accordance with Section 6 of the Agreement, removal and transportation of the Equipment from the Site the Equipment is first operational to the Different Location or New Site, unloading and reloading of the Cobalt-60 sources, if necessary, installation and positioning of the Equipment at the Different Location or New Site and repair of the original location to it's original condition, or that which is acceptable to the Hospital. During the period the Equipment is being relocated and until the first clinical Gamma Knife Procedure is performed at the Different Location or New Site, Hospital shall at its sole cost and expense, maintain or obtain in effect an all risk property and casualty insurance policy covering the Equipment. The all risk property and casualty insurance policy shall be named as an additional insured party on the all risk property and casualty insurance policy to the extent of its interest in the Equipment. The all risk property and casualty insurance policy



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maintained by Hospital shall be evidenced by a certificate of insurance or other reasonable documentation which shall be delivered by Hospital to GKF prior to the relocation of the Equipment.

        3. Relocation Effect on Term of Agreement. In the event Equipment is relocated during the Term of this Agreement, the Term of this Agreement shall be automatically extended by the period of time the Equipment is unavailable to perform Gamma Knife Procedures due to such Equipment relocation.

        Full Force and Effect. Except as amended by this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment effective as of the date first written above.

"GKF"                                     GK FINANCING, LLC,
                                          a California limited liability company



                                          By:    /s/ Craig K. Tagawa
                                                 -------------------------------
                                                 Craig K. Tagawa
                                                 Chief Executive Officer


"HOSPITAL"                                MERCY MEDICAL CENTER,
                                          a non-profit New York corporation



                                          By:    /s/ Vincent DiRubbio
                                                 -------------------------------
                                                 Vincent DiRubbio
                                                 President/CEO



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